Exhibit 16.1

March 19, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam:

We have read the Registration Statement on Form S-1 (Registration No. 333-291803) of Papa Medical Inc. (“Registrant”) and are in agreement with the statements contained under the section of Change in Registrant’s Certifying Accountant as it pertains to our firm; we are not in a position to agree or disagree with other statements of Registrant contained therein.

Your sincerely,

/s/ Onestop Assurance PAC

Singapore

March 19, 2026